Exhibit 10.6

                            STOCK PURCHASE AGREEMENT

            THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into this 22nd day of March 1999, by and between NexMed International Limited, a corporation organized under the laws of the British Virgin Islands (the "Seller") and Vergemont International Limited a corporation organized under the laws of the Turks and Caicos Islands ("Acquirer").

                                    RECITALS

            WHEREAS, Seller wishes to sell and Acquirer wishes to purchase, all of the issued and outstanding capital stock of NexMed (Asia) Limited, a corporation organized under the laws of Hong Kong (the "Company"), consisting of two (2) shares of Company Common Stock (as hereinafter defined), pursuant to the terms and conditions set forth in this Agreement;

            NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

            Section 1.1 Defined Terms. When used in this Agreement, the following terms shall have the meanings set forth in this Article I. All article and section numbers used in this Agreement refer to articles and sections of this Agreement unless otherwise specifically described.

            "Affiliate" means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

            "Code" means the Internal Revenue Service Code of 1986, as amended.

            "Company Balance Sheet" means the audited statements of assets and liabilities for the Company as of December 31, 1998.

            "Company Income Statement" means the audited statements of income for the Company as of December 31, 1998.

            "Company Common Stock" means the ordinary shares of the Company, HK$1.00 par value, per share.

            "Contract" means all written contracts, agreements, indentures, notes, loans, licenses, leases, commitments, insurance policies, plans, arrangements, sales orders and purchase orders of every kind to which the Company is bound which are not terminable at will or which do not involve the expenditure over its unexpired life of more than US$50,000.

            "Governmental Entity" means any government or any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, federal, state, local or foreign.

            "Intellectual Property" means domestic and foreign patents, patent applications, inventions, invention disclosures, trademark and service mark applications, registered trademarks, registered service marks, copyrights, trademarks, service marks, trade names, material trade secrets, know-how, formulae and processes and all other similar items of intellectual property.

            "Knowledge of the Company" means the actual knowledge of the executive officers of the Company or the Seller.

            "Lien" means any adverse claim, restriction on voting or transfer or pledge, lien, charge, encumbrance or security interest of any kind.

            "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Entity.

            "Tax" (including with correlative meaning, the terms "Taxes" and "Taxable") means all forms of taxation, whenever created or imposed, whether imposed by a local, municipal, state, foreign, federal or other governmental body or authority, and, without limiting the generality of the foregoing, shall include income, gross receipts, ad valorem, excise, value-added, sales, use, transfer, franchise, license, stamp, occupation, withholding, employment, payroll, property or environmental tax or premium, together with any interest, penalty, addition to tax or additional amount imposed by any governmental body or authority responsible for the imposition of any such tax (a "Taxing Authority").

            "Taxable Period" means any taxable year or any other period that is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

            "Tax Return" means any return, extension, report, statement, information statement and the like required to be filed with any Taxing Authority.

            Section 1.2 Other Terms. Other terms may be defined elsewhere in this Agreement and, for the purposes of this Agreement, those other terms shall have the meanings specified in those other portions. Meanings specified in this Agreement shall be applicable to both the singular and plural forms of such terms and to the masculine, feminine and neuter genders, as the context requires.

                                   ARTICLE II
                         PURCHASE AND SALE OF THE SHARES

            Section 2.1 Transfer of the Shares. Subject to the terms and conditions set forth herein, Acquirer hereby purchases from the Seller, and the Seller hereby sells to Acquirer, two (2) shares of Company Common Stock, representing all issued and outstanding shares of Company Common Stock, in exchange for the Purchase Price (as defined below).

            Section 2.2 The Purchase Price. The total consideration (the "Purchase Price") to be paid by the Acquirer for the Shares shall be US$4,000,000.

            Section 2.3 Deliveries. Simultaneously with the execution and delivery of this Agreement, (i) the Company shall deliver one or more share certificates representing all of the shares of Company Common Stock, duly endorsed or accompanied by executed stock powers in blank against payment of the Purchase Price by Acquirer, (ii) the Acquirer shall deliver the Purchase Price, as set forth in Section 2.4(a) and (b), (iii) NexMed Inc., a Nevada corporation ("NexMed"), and the Parent of the Seller, shall issue the Warrant, as set forth in 2.4(c) below and (iii) the Seller, the Company, and Acquirer shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such certificates and other documents related to the consummation of the transactions contemplated hereby as may be reasonably requested by the parties hereto.

            Section 2.4 Payment of Purchase Price. The Purchase Price shall be paid as follows:

            (a) US $2,000,000 by the delivery by the Acquirer to the Seller of a wire transfer of funds or a certified or bank cashier's checks to such account numbers and depositories designated by the Seller by notice in writing to the Acquirer;

            (b) delivery by the Acquirer to the Seller of two (2) promissory notes of the Acquirer substantially in the forms attached hereto as Exhibits A and B (the "Notes"). The Notes shall be registered in the name of the Seller and shall be dated the date of issue thereof; and

            (c) issuance by NexMed of a Warrant substantially in the form of Exhibit (C) hereto.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES CONCERNING
                           THE SELLER AND THE COMPANY

            The Seller hereby represents and warrants to the Acquirer as follows:

            Section 3.1 Organization and Qualification. Each of the Seller and the Company are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have the corporate power and authority to own, lease and operate their properties and to carry on their businesses as are now being conducted.

            Section 3.2 Authorization and Validity of Agreement. The Seller has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The Seller's Board of Directors have duly authorized the execution, delivery and performance of this Agreement by the Seller, and no other corporate proceedings on the part of the Seller is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and, assuming this Agreement constitutes the legal, valid and binding obligation of the Acquirer, it constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except as such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            Section 3.3 Capitalization; Subsidiaries. (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 10,000 HK$1.00 shares of Company Common Stock, of which two (2) shares of Company Common Stock are issued and outstanding, all of which are owned beneficially by the Seller, including the one (1) share of Company Common Stock that is recorded in the name of Y. Joseph Mo who is the trustee and nominal owner of that one (1) share for the Seller. No shares of the Company Common Stock are reserved for issuance pursuant to outstanding stock options or in respect of future grants of stock options. All of such shares so owned by the Seller are validly issued, fully paid and nonassessable and are owned by it free and clear of any Liens, restraints on alienation, or any restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal and state securities laws). There are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreements to which the Seller or the Company is a party or by which the Seller or the Company is bound which obligate the Seller or the Company to (i) issue, deliver or sell or cause to be issued, delivered or sold any additional shares of the Company Common Stock or any other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such shares of the Company Common Stock or any other capital stock of the Company or (ii) purchase, redeem or otherwise acquire any shares of the Company Common Stock or any other capital stock of the Company.

            (b) The Company has no direct or indirect subsidiaries other than NexMed Pharmaceuticals (Zhongshan) Ltd., a joint-venture organized under the laws of the People's Republic of China ("NexMed China").

            (c) The Company is the record owner of seventy (70) percent of all of the outstanding shares of capital stock of NexMed China, there are no proxies with respect to any such shares, and no equity securities of NexMed China are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of NexMed China, and there are no contracts, commitments, understandings or arrangements by which the Company or NexMed China is bound to issue, redeem, purchase or sell additional shares of capital stock of NexMed China or securities convertible into or exchangeable or exercisable for any such shares. All of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of Liens, restraints on alienation, or any other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws). The Company is not a party to any voting trust or other agreement or understanding with respect to the voting of any capital stock of NexMed China.

            Section 3.4 Consent and Approvals. Neither the execution and delivery of this Agreement by the Seller nor the consummation by the Seller of the transactions contemplated hereby will require on the part of the Seller any filing with or notification to any Governmental Entity, except where the failure to make such filing or notification would not materially adversely effect the business, assets, condition (financial or otherwise), revenues or rights (collectively, the "Condition") of the Seller or prevent the consummation of the transactions contemplated hereby.

            Section 3.5 No Conflict or Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provisions of either the Seller's or the Company's Memorandum or the Seller's or the Company's Articles of Association, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any material Contract to which either the Seller or the Company or their predecessors in interest is a party or by which the Seller or the Company or any of their properties or assets are bound, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or the Company or any of their properties or assets,
(iv) result in the creation or imposition of any Lien on any asset of the Seller or the Company or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for the Seller or the Company to conduct its business as currently conducted, except, in the case of clauses (ii), (iii), (iv) and (v), for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not materially adversely effect the Condition of either of the Seller or the Company.

            Section 3.6 Financial Statements. The Seller has provided the Acquirer with copies of the Company Balance Sheet and the Company Income Statement and certain projections regarding the future performance and operating results of the Company (the "Projections"). The Company Balance Sheet (including any related notes and schedules thereto) fairly presents, in all material respects, the financial position of the Company as of its date and the Company Income Statement fairly presents, in all material respects, the results of operations of the Company for the periods set forth therein, in accordance with the ordinary accounting practices in Hong Kong (subject in each case to normal year-end adjustments, footnotes and other presentation items). The Acquirer acknowledges that the Projections were prepared for illustrative purposes only, involve risks and uncertainties and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Seller and that actual results could differ materially from those anticipated in the

Projections. Acquirer acknowledges that it is not relying on the Projections in any respect in making its decision to acquire the Company Common Stock from the Seller.

            Section 3.7 Litigation. There is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign commission, court, tribunal, board, agency or instrumentality, or before any arbitrator) pending or, to the Knowledge of the Company, threatened against or affecting the Company, the outcome of which would materially adversely effect the Condition of the Company.

            Section 3.8 Legal Compliance. The Company has complied with all material applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all Governmental Entities, except where the failure to comply would not materially adversely effect the Condition of the Company.

            Section 3.9 Insurance. The Company is insured and will remain so until the date hereof, in the amounts and against risks consistent with the Company's past practice. Effective on the date hereof, the Seller shall have no further obligation to insure the Company.

            Section 3.10 Taxes.

            (a) All Tax Returns required to be filed with any Taxing Authority on or prior to the date hereof by or with respect to the Company have been filed, except Tax Returns for which requests for extensions have been timely filed or where the failure to file such Tax Returns would not materially adversely effect the Condition of the Company, and all such filed Tax Returns are complete in all material respects;

            (b) The Company has paid all Taxes shown as due and payable on Tax Returns that have been filed;

            (c) The Company has paid or accrued on the Company's balance sheet all Taxes payable by it for all Taxable Periods ending on or before the date hereof for which no Tax Return has yet been filed;

            (d) No federal, state, local or foreign audits, examinations or other administrative or court proceedings are presently pending with regard to any Tax Returns or Taxes of the Company and, which, if determined adversely, would materially adversely effect the Condition of the Company; and

            (e) There are no Liens for Taxes on the assets of the Company, except for Liens that would not materially adversely effect the Condition of the Company.

            Section 3.11 Intellectual Property. Neither the Seller nor the Company has received any notice that the products or activities of the Company or the use thereof violate, infringe or otherwise conflict with the Intellectual Property of third parties, except for such violations, infringements or conflicts that would not materially adversely effect the Condition of the Company.

            Section 3.12 Contracts. Attached hereto is a list of all Contracts to which the Company or NexMed China is a party. To the Seller's Knowledge, the Company is in material compliance with all material terms under such Contracts.

            Section 3.13 Actions Not in Ordinary Course. Since September 30, 1998 the Company (i) has operated only in the ordinary course, consistent with past practices, (ii) has not (other than in the ordinary course of business), acquired or disposed of any assets or entered into any Contracts, commitments or leases which would have a material and adverse impact upon the Condition of the Company, (iii) has not (a) entered into or performed any material transaction, Contract or commitment or (b) made or awarded any wage or salary increase or provided any bonus or material increase in any fringe benefits to any employee of the Company, except bonus payments consistent with past practices.

            Section 3.14 No Change. Since September 30, 1998, there has not been
(i) any material adverse change (whether or not in the ordinary course of business) in the Condition of the Company as reflected on the Company's most recent balance sheet or (ii) any damage, destruction or loss, whether or not covered by insurance, affecting the Condition of the Company.

            Section 3.15 Real Property. The Company has a valid and existing lease or sublease for, and is in peaceful and undisturbed possession of the property located at Room #2208, Windsor House, 311 Gloucester Road, Causeway Bay, Hong Kong (the "Company Leased Property"). The lease for the Company Leased Property is valid and enforceable in accordance with its terms, is in full force and effect, and there is not under such Lease any default by the Company or, to the Knowledge of the Company, by any landlord or lessor under such Lease. Neither the Seller nor the Company has received any notice of any violation of any applicable zoning ordinance, building code, use or occupancy restriction, or violation of any thereof, or any condemnation action or proceeding with respect to the Company Leased Property.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE ACQUIRER

            The Acquirer hereby represents and warrants to the Seller and the Company as follows:

            Section 4.1 Organization. Acquirer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

            Section 4.2 Authorization and Validity of Agreement. Acquirer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. Acquirer's Board of Directors has duly authorized the execution, delivery and performance of this

Agreement by Acquirer, and no other corporate proceedings on the part of Acquirer are necessary to authorize this Agreement or the transactions contemplated hereby. The Agreement has been duly executed and delivered by Acquirer and, assuming this Agreement constitutes the legal, valid and binding obligation of the Seller, it constitutes the legal, valid and binding obligation of Acquirer, enforceable against Acquirer in accordance with its terms, except as such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            Section 4.3 Consents and Approvals. Neither the execution and delivery of this Agreement by Acquirer nor the consummation by Acquirer of the transactions contemplated hereby will require on the part of Acquirer any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not materially adversely effect the Condition of the Acquirer or prevent the consummation of the transactions contemplated hereby.

            Section 4.4 No Conflict or Violation. Neither the execution, delivery or performance of this Agreement by Acquirer, nor the consummation by Acquirer of the transactions contemplated hereby, nor compliance by Acquirer with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Acquirer's charter or by-laws (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Acquirer is a party or by which Acquirer or any of its properties or assets may be bound or affected, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Acquirer or any of its properties or assets, except for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not, individually or in the aggregate, materially adversely effect the Condition of the Acquirer or its ability perform its obligations under this Agreement.

            Section 4.5 Litigation. There is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign commission, court, tribunal, board, agency or instrumentality, or before any arbitrator) pending or threatened against or affecting Acquirer the outcome of which would in any manner impair the ability of Acquirer to perform its obligations hereunder or to consummate the transactions contemplated hereby.

            Section 4.6 Brokers and Finders. In connection with the transactions contemplated hereby, Shannon Limited, an investment consulting firm located at Room 1602 Chit Lee Commercial Building, 30-36 Shau Kei Wan Road, Hong Kong, has acted as a finder to facilitate the completion of the subject Agreement. The Company, therefore, agrees to pay Shannon Limited a six (6) percent finder's fee upon the receipt in full or in partial amounts of the proposed $4 million proceeds as defined under Section 2.2, and a warrant to purchase 200,000 shares of the common stock of NexMed, Inc., par value of $.001 per share, at an exercise price of US$3.00 per share prior to March 21, 2001. Acquirer has not incurred any other obligation to pay a brokerage, finders or other fee or commission to any Person other than Shannon Limited heretofore mentioned.

            Section 4.7 Investment Representation. Acquirer acknowledges that the Company Common Stock is not registered under the securities laws of any jurisdiction and that it is acquiring the Company Common Stock for its own account, and not with a view to the distribution thereof. Acquirer is a sophisticated investor with knowledge and experience in financial matters and has received information from the Seller concerning the Company and has had the opportunity to obtain additional information in order to evaluate the purchase contemplated hereby.

                                    ARTICLE V
              COVENANTS OF THE SELLER, THE COMPANY AND THE ACQUIRER

            The parties hereto agree that:

            Section 5.1 Efforts. Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as soon as practicable, including such actions or things as the other party may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the transactions contemplated by this Agreement to be fully satisfied.

            Section 5.2 Transfer Taxes. All transfer, documentary, sales, use, registration and other such Taxes, and any penalties, interest and additions to such Taxes, that are incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Acquirer. The parties to this Agreement shall cooperate in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

            Section 5.3 Implied Warranties. Except as expressly provided in this Agreement, the Seller has not made and is not making any representation or warranty whatsoever to Acquirer as to the Company. Without limiting the foregoing, Acquirer acknowledges that Acquirer, together with its advisors, has made its own investigation of the Company and is not relying on any implied warranties (whether of merchantability or fitness for a particular purpose or otherwise), or upon any representation or warranty whatsoever not set forth in this Agreement.

            Section 5.4 Survival of Representations and Warranties. The representations and warranties of the parties made in this Agreement or provided herein shall not survive the Closing Date except that the representations and warranties made in Sections 3.1, 3.2, 3.3 and 4.1 and 4.2 hereof, shall survive indefinitely and the representations and warranties of the Company made in
Section 3.10 shall survive the expiration of the applicable statute of limitations relating to such matters.

            Section 5.5 Management Consulting Services. The Acquirer shall enter into a management consulting agreement with Mr. Y. Joseph Mo substantially in the form attached hereto as Exhibit D.

                                   ARTICLE VI
                                  MISCELLANEOUS

            Section 6.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by fax (with immediate confirmation) or nationally recognized overnight courier service, as follows:

            (a)   if to Acquirer, to:

                  Vergemont International Limited
                  Suite 2401-2408
                  24F, CITIC Tower
                  One Tim Mei Avenue
                  Central, Hong Kong

                  Attention: Mr. Tsu-Huang Wu

            (b)   if to the Seller or the Company, to:

                  NexMed International Limited
                  Room 2208, Windsor House
                  311 Gloucester Road
                  Causeway Bay, Hong Kong

                  Attention: Dr. Y. Joseph Mo

                  with a copy to:

                  Pryor Cashman Sherman & Flynn LLP
                  410 Park Avenue
                  New York, NY 10022

                  Attention: Selig D. Sacks, Esq.

or to such other Person or address or facsimile number as either party shall specify by like written notice to the other party hereto (any such notice of a change of address to be effective only upon actual receipt thereof).

            Section 6.2 Entire Agreement. This Agreement (including the schedules, exhibits and other documents referred to herein), constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements and undertakings between any of the parties hereto with respect to the subject matter hereof.

            Section 6.3 Assignment; Binding Effect. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned, in whole or in part, by either party, except by operation of law and any such purported assignment shall be null and void, provided, however, that, without the prior written consent of the other party hereto, Acquirer may assign all or part of this Agreement and their rights hereunder (a) to an Affiliate or (b) from and after the closing to a Person, not a party to this Agreement, who acquires substantially all of the assets of Acquirer and who assumes all of the obligations of Acquirer hereunder, provided, further, in each such case that no such assignment shall release Acquirer from its duties and obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            Section 6.4 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne by the party which incurs such cost or expense.

            Section 6.5 Amendments. This Agreement may only be amended or modified by an instrument in writing signed on behalf of each of the parties hereto.

            Section 6.6 Waivers. At any time prior to the date hereof, the Company, on the one hand, or Acquirer, on the other hand, may, to the extent legally allowed, (a) extend the time specified herein for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants of such other party contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party to be bound thereby. No such extension or waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of either party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies.

            Section 6.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

            Section 6.8 Captions. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 6.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

            Section 6.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong, without regard to any applicable principles of conflicts of law.

            Section 6.11 Limitations of Remedies. Neither party hereto shall be liable to the other for indirect, special, incidental, consequential or punitive damages claimed by such other party resulting from such first party's breach of its obligations, agreements, representations or warranties hereunder, provided that nothing hereunder shall preclude any recovery by an indemnified party against an indemnifying party for third party claims.

         [The remainder of this page has been left blank intentionally.]

            IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.


                              NEXMED INTERNATIONAL LIMITED

                              By:
                                  -------------------------------
                                  Y. Joseph Mo, Ph.D.
                                  Managing Director


                              NEXMED (ASIA) LIMITED

                              By:
                                  -------------------------------
                                  Y. Joseph Mo, Ph.D.
                                  Managing Director


                              VERGEMONT INTERNATIONAL LIMITED

                              By:
                                  -------------------------------
                                  Tsu-Huang Wu
                                  Managing Director

EXHIBIT A

                                    TERM NOTE

US $1,000,000                                               Date: March 22, 1999

      This Term Note is executed and delivered under and pursuant to the terms of that certain Stock Purchase Agreement, dated as of the date hereof (as amended, supplemented, restated or modified from time to time, the "Purchase Agreement") by and among Vergemont International Limited, a Turks and Caicos Islands corporation (the "Payor") with its principal place of business located at Suite 2401-2408, 24F CITIC Tower, One Tim Mei Avenue, Central, Hong Kong and NexMed International Limited, a British Virgin Islands corporation (the "Payee"), with its principal place of business located at Room #2208 Windsor House, 311 Gloucester Road, Causeway Bay, Hong Kong. Capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement.

      FOR VALUE RECEIVED, Payor hereby promises to pay to the order of the Payee, at its principal place of business located at Room #2208 Windsor House, 311 Gloucester Road, Causeway Bay, Hong Kong, or at such other place as the Payee may from time to time designate to Payor in writing:

      (i) the principal sum of One Million U.S. Dollars (US$1,000,000.00) on June 30, 2000; and

      (ii) interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof beginning January 1, 2000 at a rate of six percent (6%) per annum, payable quarterly, with the first such interest payment date being on March 31, 2000 until the principal hereof shall have been paid in full, and on the maturity date hereof. In no event, however, shall interest exceed the maximum interest rate permitted by law.

      This Note is one of the Term Notes referred to in the Pledge Agreement and is secured, inter alia, by the liens granted pursuant to the Pledge Agreement and the Payee, is entitled to the benefits of the Pledge Agreement and is subject to all of the agreements, terms and conditions therein contained.

      Upon the happening of any of the following events (each, an "Event of Default"): any breach by the Payor of the Purchase Agreement or the Pledge Agreement; any breach by the Payor of that certain License Agreement dated the date hereof relating to certain of the Payee's proprietary products; the dissolution of the Payor, the commencement by the Payor of a foreclosure proceeding; the suspension of business by the Payor, the filing by the Payor of a petition in bankruptcy, whether voluntary or involuntary; the filing by the Payor of an application, whether voluntary or involuntary, for reorganization or any arrangement or readjustment of indebtedness; the appointment by the Payor of any receiver, trustee, liquidator or any committee; an assignment by the Payor for the benefit of creditors; or the sending by the Payor of notice of an intended bulk sale; any Event of Default described in the Pledge Agreement; the Payor defaults in the payment of any principal of or interest on any Note to the

Payee when the same shall become due, whether by the terms thereof or otherwise herein provided, and such default continues for five (5) days; then, in any such event, this Note, if not then due, shall, at the option of the Payee or holder hereof, become immediately due and payable without demand or notice and all other debts or obligations of the Payor to the Payee, whether due or not due and whether direct, indirect or contingent and howsoever evidenced, shall, at the option of the Payee, also become immediately due and payable without demand or notice.

      All rights and remedies of the Payee under applicable law and this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Payee of any right or remedy shall preclude full and timely exercise by the Payee at any time of any right or remedy of the Payee without notice. No waiver shall be effective unless made specifically in writing by the Payee.

      The substantive laws of Hong Kong shall govern, without reference to its choice of law rules, the validity, construction, enforcement and interpretation of this Note.

      In any action or other legal proceeding relating to this Note, the Payor
(i) consents to the personal jurisdiction of any court located in Hong Kong,
(ii) waives objection to the laying of venue, (iii) waives personal service of process, (iv) consents to service of process by registered or certified mail directed to the Payor at the last address shown in the Payee's records relating to this Note, with such service of process to be deemed completed five (5) days after mailing and (v) WAIVES ANY RIGHT TO TRIAL BY JURY with respect to this Note or to assert any counterclaim or setoff or recoupment with respect to this Note. In any proceeding, a copy of this Note kept in the Payee's course of business shall be admitted into evidence as an original.

      Payor expressly waives any presentment, demand, protest, notice of protest, or notice of any kind.


                              VERGEMONT INTERNATIONAL LIMITED

                              By:
                                 ---------------------------
                                 Tsu-Huang Wu
                                 Managing Director


                              NEXMED INTERNATIONAL LIMITED

                              By:
                                 ---------------------------
                                 Y. Joseph Mo, Ph.D.
                                 Managing Director

EXHIBIT B

                                    TERM NOTE

US $1,000,000                                               Date: March 22, 1999

      This Term Note is executed and delivered under and pursuant to the terms of that certain Stock Purchase Agreement dated as of the date hereof (as amended, supplemented, restated or modified from time to time, the "Purchase Agreement") by and among Vergemont International Limited, a Turks and Caicos Islands corporation (the "Payor") with its principal place of business located at Suite 2401-2408, 24F CITIC Tower, One Tim Mei Avenue, Central, Hong Kong and NexMed International Limited, a British Virgin Islands corporation (the "Payee"), with its principal place of business located at Room #2208 Windsor House, 311 Gloucester Road, Causeway Bay, Hong Kong. Capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement.

      FOR VALUE RECEIVED, Payor hereby promises to pay to the order of the Payee, at its principal place of business located at Room #2208 Windsor House, 311 Gloucester Road, Causeway Bay, Hong Kong, or at such other place as the Payee may from time to time designate to Payor in writing, the principal sum of One Million U.S. Dollars (US$1,000,000.00) on November 12, 1999;

      This Note is one of the Term Notes referred to in the Pledge Agreement and is secured, inter alia, by the liens granted pursuant to the Pledge Agreement and the Payee, is entitled to the benefits of the Pledge Agreement and is subject to all of the agreements, terms and conditions therein contained.

      Upon the happening of any of the following events (each, an "Event of Default"): any breach by the Payor of the Purchase Agreement or the Pledge Agreement; any breach by the Payor of that certain License Agreement dated the date hereof relating to certain of the Payee's proprietary products; the dissolution of the Payor, the commencement by the Payor of a foreclosure proceeding; the suspension of business by the Payor, the filing by the Payor of a petition in bankruptcy, whether voluntary or involuntary; the filing by the Payor of an application, whether voluntary or involuntary, for reorganization or any arrangement or readjustment of indebtedness; the appointment by the Payor of any receiver, trustee, liquidator or any committee; an assignment by the Payor for the benefit of creditors; or the sending by the Payor of notice of an intended bulk sale; any Event of Default described in the Pledge Agreement; the Payor defaults in the payment of any principal of or interest on any Note to the Payee when the same shall become due, whether by the terms thereof or otherwise herein provided, and such default continues for five (5) days; then, in any such event, this Note, if not then due, shall, at the option of the Payee or holder hereof, become immediately due and payable without demand or notice and all other debts or obligations of the Payor to the Payee, whether due or not due and whether direct, indirect or contingent and howsoever evidenced, shall, at the option of the Payee, also become immediately due and payable without demand or notice.

      All rights and remedies of the Payee under applicable law and this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Payee of any right or remedy shall preclude full and timely exercise by the Payee at any time of any right or remedy of the Payee without notice. No waiver shall be effective unless made specifically in writing by the Payee.

      The substantive laws of Hong Kong shall govern, without reference to its choice of law rules, the validity, construction, enforcement and interpretation of this Note.

      In any action or other legal proceeding relating to this Note, the Payor
(i) consents to the personal jurisdiction of any court located in Hong Kong,
(ii) waives objection to the laying of venue, (iii) waives personal service of process, (iv) consents to service of process by registered or certified mail directed to the Payor at the last address shown in the Payee's records relating to this Note, with such service of process to be deemed completed five (5) days after mailing and (v) WAIVES ANY RIGHT TO TRIAL BY JURY with respect to this Note or to assert any counterclaim or setoff or recoupment with respect to this Note. In any proceeding, a copy of this Note kept in the Payee's course of business shall be admitted into evidence as an original.

      Payor expressly waives any presentment, demand, protest, notice of protest, or notice of any kind.


                              VERGEMONT INTERNATIONAL LIMITED

                              By:
                                  --------------------------
                                  Tsu-Huang Wu
                                Managing Director


                              NEXMED INTERNATIONAL LIMITED

                              By:
                                  --------------------------
                                  Y. Joseph Mo, Ph.D.
                                  Managing Director

EXHIBIT C

THE WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF HAVE BEEN ISSUED BY NEXMED, INC. (THE "COMPANY") PURSUANT TO REGULATION S, PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE NOT BEEN REGISTERED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF A "U.S. PERSON" (AS THAT TERM IS DEFINED IN REGULATION S) DURING THE PERIOD COMMENCING ON THE EXERCISE OF THIS WARRANT CERTIFICATE AND ENDING ONE (1) YEAR FOLLOWING EXERCISE OF THIS WARRANT CERTIFICATE (THE "RESTRICTED PERIOD"). THE COMPANY WILL NOTIFY THE TRANSFER AGENT OF THE DATE OF THE EXPIRATION OF SUCH RESTRICTED PERIOD. FOLLOWING EXPIRATION OF THE RESTRICTED PERIOD, THESE SECURITIES MAY NOT BE OFFERED OR SOLD UNLESS SUCH OFFER OR SALE IS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT.

                                     WARRANT
                           to Purchase Common Stock of
                                  NEXMED, INC.
                             Expiring June 30, 2000

      This Warrant certifies that Vergemont International Limited, or its registered and permitted assigns (the "Holder"), is entitled to, subject to the terms set forth below, subscribe for and purchase from NEXMED, INC., a Nevada corporation (the "Company"), 2,000,000 (TWO MILLION) duly authorized, validly issued, fully paid and non-assessable shares of the Company's common stock, U.S.$.001 par value per share (the common stock, including any stock into which it may be changed, reclassified, or converted, and as it may be adjusted pursuant to Section 4(A) below, is herein referred to as the "Common Stock"). This Warrant is issued pursuant to the Regulation S Securities Subscription Agreement dated ____________, by and among the Holder and the Company.

      This Warrant is subject to the following provisions, terms and conditions:

Section 1. Exercise of Warrant.

      To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at its principal office, (a) a written notice, in substantially the form of the Exercise Notice appearing at the end of this Warrant, of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b) cash or a certified check payable to the Company in an amount equal to the aggregate purchase price of the number of shares of Common Stock being purchased, and (c) this Warrant. The Company shall as promptly as practicable, and in any event within 15 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a stock certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice. The stock certificate or certificates so delivered shall be in such denominations as may be specified in such notice and shall be issued in the name of the Holder or such other name as shall be designated in such notice. Such stock certificate or certificates shall be deemed to have been issued and the Holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares immediately prior to the close of business on the date such notice is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of such stock certificates and new Warrants, except that, in case such stock certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificates or new Warrants shall be paid by the Holder at the time of delivering the notice of exercise mentioned above.

      All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable.

      The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Common Stock, but, in lieu thereof, shall pay to the Holder cash in an amount equal to a corresponding fraction (calculated to the nearest 1/100 of a share) of the purchase price of one share of Common Stock as of the date of receipt by the Company of notice of exercise of this Warrant.

Section 2. Terms and Conditions of Warrants.

      (A) Exercise Period. Each Warrant shall be exercisable at any time on or after the date hereof (the "Exercise Date"), and shall expire at 5:00 p.m., New York City time, on June 30, 2000 (the "Expiration Date").

      (B) Purchase Price. The purchase price per share of Common Stock shall be US$2.50 if the Warrant is exercised on or prior to June 30, 1999 or US$3.00 if the Warrant is exercised after June 30, 1999.

      (C) Payment of Purchase Price upon Exercise. The purchase price of the Common Stock as to which a Warrant is exercised shall be paid to the Company at the time of exercise in cash.

      (D) Transferability and Exercise of Warrants. This Warrant shall be exercisable (a) only under circumstances such that the issue of Common Stock issuable upon such exercise or conversion is exempt from the requirements of registration under the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities law or (b) upon registration of such Common Stock in compliance therewith. This Warrant and the Common Stock issuable upon the exercise thereof shall only be transferable under circumstances such that the transfer is exempt from the requirements of registration under the 1933 Act and any applicable state securities law. By acceptance hereof, the Holder agrees to comply with such laws.

      (E) Investment Representation. The Holder, by acceptance hereof, (i) hereby represents that he or she is an "Accredited Investor" under Rule 501(a) of Regulation D promulgated under Section 4(2) of the 1933 Act, and (ii) acknowledges that this Warrant and, to the extent not registered under the 1933 Act, any Common Stock purchased or acquired pursuant hereto is being or will be acquired solely for the Holder's own account and not as a nominee for any other party, and with a current investment intent and not with a view to distribution thereof. The Holder (or any person acting under Sections 2(D) above) shall deliver to the Company, at the time of any exercise of this Warrant or portion thereof, a written representation that the shares of Common Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof, and, if applicable, that he or she is the original Holder of this Warrant. Delivery of such representation prior to the delivery of any Common Stock issued upon exercise of a Warrant and prior to the expiration of the Warrant period shall be a condition precedent to the right of the Holder or such other person to purchase any Common Stock. In the event certificates for Common Stock are delivered upon the exercise of this Warrant with respect to which such an investment representation has been obtained, the Company may cause a legend or legends to be placed on such certificates to make appropriate reference to such representations and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

      (F) Absence of Default. The Holder may not exercise the Warrant if there has been an Event of Default (as such term is defined therein) which has not been cured prior to the exercise of this Warrant under the Term Notes dated March 22, 1999 which have been issued by the Holder in favor of NexMed International Limited pursuant to that certain Stock Purchase Agreement dated March 22, 1999 between the Holder and NexMed International Limited.

Section 3. Transfer, Division and Combination.

      The Company agrees to maintain at its principal office books for the registration and transfer of this Warrant, and, subject to the provisions of
Section 2(D) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, on such books at such office, upon surrender of this Warrant at such office, together with a written assignment of this Warrant duly executed by the Holder or his agent or attorney and funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. A Warrant may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued. All of the provisions of this Section 3 are subject to the provisions of Sections 2(D) above.

Section 4. General Provisions

      (A) Certain Adjustments. In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares subject to this Warrant and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Board of Directors of the Company (the "Board") may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Holder hereunder. Any adjustment of this Warrant pursuant to this Section 4(A) shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Internal Revenue Code of 1986, as amended from time to time, unless the Holder shall agree otherwise. The Board shall give notice to the Holder of any adjustment made pursuant to this Section 4(A) and, upon notice, such adjustment shall be effective and binding for all purposes under this Warrant.

      (B) Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute or deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments, which shall be identical to the adjustments provided in Section 4. The above provisions shall similarly apply to successive consolidations or mergers.

      (C) Taxes. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to this Warrant, including, but not limited to (i) deducting the amount required to be withheld from any other amount then or thereafter payable to the Holder, and (ii) requiring the Holder to pay to the Company the amount required to be withheld as a condition of releasing Common Stock. In addition, subject to such rules and regulations as the Board shall from time to time establish, the Holder shall be permitted to satisfy federal, state and local taxes, if any, imposed upon the issuance of Common Stock at a rate up to the Holder's maximum marginal tax rate with respect to each such tax by (i) irrevocably electing to have the Company deduct from the number of shares Common Stock otherwise deliverable upon exercise of a Warrant such number of shares of Common Stock as shall have a value equal to the amount of tax to be withheld, (ii) delivering to the Company such portion of the Common Stock delivered upon exercise of the Warrant as shall have a value equal to the amount of tax to be withheld, or (iii) delivering to the Company such Common Stock or combination of Common Stock and cash as shall have a value equal to the amount of tax to be withheld.

      (D) General Creditor Status. The Holder shall have no right, title, or interest whatsoever in or to any investments, which the Company may make to aid it in meeting its obligations hereunder. Nothing contained herein, and no action taken pursuant hereto, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Holder or any other person. To the extent that any person or entity acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured general creditor of the Company.

      (E) No Liability of Board Members. The Holder of this Warrant agrees that no member of the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Board nor for any mistake of judgment made in good faith.

Section 5. Covenant to Reserve Shares of Common Stock.

      The Company covenants and agrees that it will at all times reserve and set apart and have, free from preemptive rights, a number of shares of authorized but unissued Common Stock sufficient to enable it at any time to fulfill all its obligations hereunder.

Section 6. Notices.

      In the event that:

            (a) the Company proposes to pay any dividend payable in stock (of any class or classes) or any obligations or stock convertible into or exchangeable for shares of Common Stock upon its Common Stock or make any distribution (other than ordinary cash dividends) to the holders of its Common Stock;

            (b) the Company proposes to grant to the holders of its Common Stock generally any rights or warrants (excluding any warrants granted to any employee, director, officer, contractor or consultant of the Company pursuant to any plan approved by the Board of Directors of the Company);

            (c) the Company proposes to effect any capital reorganization or reclassification of capital stock of the Company;

            (d) the Company proposes to consolidate with, or merge into, any other Company or to transfer its property as an entirety or substantially as an entirety; or

            (e) the Company proposes to effect the liquidation, dissolution or winding up of the Company,

then the Company shall cause notice of any such intended action to be given to the holder of this Warrant not less than 30 days before the date on which the transfer books of the Company shall close or a record shall be taken for such stock dividend, distribution or granting of rights or Warrants, or the date when such capital reorganization, reclassification, consolidation, merger, transfer, liquidation, dissolution or winding up shall be effective, as the case may be.

      Any notice or other document required or permitted to be given or delivered to the holder of this Warrant shall be delivered by facsimile transmission, reliable courier or first-class mail postage prepaid to the holder of this Warrant at the last address shown on the books of the

Company maintained for the registry and transfer of this Warrant. Any notice or other document required or permitted to be given or delivered to holders of record of Common Stock issued pursuant to this Warrant shall be delivered by facsimile, reliable courier or first-class mail postage prepaid to such holder at such holder's address as the same appears on the stock records of the Company. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered by facsimile transmission, reliable courier or first-class mail postage prepaid to the principal office of the Company or delivered to the office of one of the Company's executive officers at such address, or such other address as shall have been furnished by the Company to the holders of record of this Warrant and the holders of record of such Common Stock.

Section 7. Limitation of Liability; Not Shareholders.

      No provision of this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive dividends or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matter whatsoever as shareholders of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of Holder for the purchase price or as a shareholder of the Company, whether such liability is asserted by the Company, creditors of the Company or others.

Section 8. Loss, Destruction, etc, of Warrant.

      Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

Section 9. Amendments.

      Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally or in writing, provided that any term of this Warrant may be amended or the observance of such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and the holders of the Warrants that are exercisable for a number of shares of Common Stock that represent in the aggregate at least a majority of the total number of shares of Common Stock for which all of the Warrants are then exercisable (whether or not the holder of this Warrant consents).

Section 10. Governing Law and Consent to Jurisdiction.

      This Warrant shall be governed by the laws of the State of New York without regard to its conflict of laws, principles or rules. This Warrant shall be deemed to have been executed and delivered at and shall be deemed to have been made in New York, New York.

      Any legal action, suit or proceeding arising out of or relating to this Warrant may only be instituted in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and the Company agrees not to assert, by way of motion, as a defense or otherwise, in any action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the action, suit or proceeding if brought in such courts, would be an inconvenient forum, that the venue of the action, suit or proceeding, if brought in any of such courts, is improper or that this Warrant or the subject matter may not be enforced in or by such courts on jurisdictional grounds.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officer.

Dated: ___________, 1999

                              NEXMED, INC.

                              By:
                                  -----------------------------
                                  Y. Joseph Mo, Ph.D.
                                  President & CEO

                                 EXERCISE NOTICE

      The undersigned, the Holder, hereby elects to exercise purchase rights represented by such Warrant for, and to purchase thereunder, ____________ shares of the Common Stock covered by such Warrant and herewith makes payment in full therefor of US$_________ cash and/or by cancellation of US$__________ of indebtedness of the Company to the Holder hereof and requests that, subject to the terms and conditions of the Warrant, certificates for such shares (and any securities or property deliverable upon such exercise) be issued in the name of and delivered to ______________________ whose address is _______________________________________, and whose social security or employer identification number is ____________.

      The undersigned agrees that, in the absence of an effective registration statement with respect to Common Stock issued upon this exercise, the undersigned is acquiring such Common Stock for the Holder's own account and not as a nominee for any other party, for investment and not with a view to distribution thereof and that the certificate or certificates representing such Common Stock may bear a legend substantially as follows:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT CERTIFICATE, AND NO TRANSFER OF THESE SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

      In addition, the undersigned agrees that, in the absence of an effective registration statement with respect to Common Stock issued upon this exercise, stop transfer instructions will be entered on the Company's stock transfer records with respect to Common Stock issued upon this exercise.

Dated:
                                          ---------------------------
                                          Signature


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

EXHIBIT D

                         Vergemont International Limited
                                 Suite 2401-2408
                                24F, CITIC Tower
                               One Tim Mei Avenue
                               Central, Hong Kong

March 22, 1999

Y. Joseph Mo, Ph.D
NexMed International Limited
Room 2208, Windsor House
311 Gloucester Road
Causeway Bay, Hong Kong

Dear Dr. Mo,

            Vergemont International Limited ("the "Company") would like to retain your services as a consultant to the Company following the consummation of the transactions contemplated by that certain Stock Purchase Agreement, (the "Purchase") dated the date hereof between the Company and NexMed International Limited ("NexMed") on the terms set forth in this letter. You have served as a key executive of NexMed and its subsidiaries, and through such service, have acquired special and unique knowledge, abilities and expertise that would be valuable to the Company during its transition period following the Purchase.

            The Company wishes you to advise its Board of Directors, executives and other key employees on all aspects of its business, and to continue serving as the Legal Representative of NexMed Pharmaceuticals (Zhongshan) Ltd., following the Purchase for a period of twelve (12) months from the date hereof (the "Consulting Period"). During the Consulting Period, you will make your services available to the Company for up to five (5) days each quarter and the Company will reimburse you for all of your reasonable out of pocket expenses in connection with your providing such services. Additionally, should any executive or key employee request that you travel on behalf of the Company, the Company will reimburse you for all reasonable travel expenses; provided, however, that you not be required to travel more than one (1) time during any quarterly period. The Company further agrees that any such travel shall be arranged at such time(s) as are mutually convenient to both you and the Company.

            During the Consulting Period, we agree to indemnify and hold harmless NexMed including its parent company and subsidiaries, and their officers, directors, employees, shareholders, representatives and agents from and against any and all losses, liabilities, claims, damages, deficiencies, costs and expenses including reasonable attorney's fees, based upon, arising out of, or otherwise in respect of your performance of any services hereunder approved by us. The foregoing indemnification provisions shall survive the expiration or earlier termination of this agreement.

            If you are in agreement with the foregoing terms, kindly execute this letter below and return it to the undersigned.

                                   Sincerely,

                                   Vergemont International Limited


                                   By:
                                       -------------------------------
                                       Tsu-Huang Wu
                                       Managing Director

AGREED AND ACCEPTED


----------------------------
Y. Joseph Mo, Ph.D.
Managing Director
NexMed International Limited


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